UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GLADSTONE INVESTMENT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Institutional Shareholder Services and Glass, Lewis & Co. Each Recommend “For”

Vote on All Proposals for Gladstone Investment Corporation’s 2013 Annual

Meeting of Stockholders

MCLEAN, VA, July 24, 2013 – Gladstone Investment Corporation (NASDAQ: GAIN) (the “Company”) announced today that the industry’s two leading independent proxy advisory firms – Institutional Shareholder Services Inc. (“ISS”) and Glass, Lewis & Co., LLC (“Glass Lewis”) – each recently issued a report recommending that the Company’s stockholders vote “FOR” all proposals in the Company’s definitive proxy statement (the “Proxy Statement”) for its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) filed with the U.S. Securities and Exchange Commission (“SEC”) on Schedule 14A, on June 21, 2013. The Proxy Statement includes a proposal that would allow the Company to issue and sell shares of its common stock below its then-current net asset value (“NAV”) per share, subject to certain limitations delineated in the Proxy Statement.1

The following proposals are scheduled for a vote at the Annual Meeting:

1)	Election of four directors, as outlined below:

a)	Three directors, Paul W. Adelgren, David Gladstone and John H. Outland, to be elected by the holders of our common stock and preferred stock, voting together as a single class; and

b)	One director, Terry Earhart, to be elected solely by the holders of our preferred stock, voting as a single class; and

2)	Approval of a proposal to authorize the Company to issue and sell shares of its common stock (during the 12 months following the Annual Meeting) at a price below its then-current NAV (subject to certain limitations delineated in the Proxy Statement).

The Annual Meeting is scheduled for Thursday, August 8, 2013 at 11:00 a.m. EDT at the Hilton McLean Tysons Corner, located at 7920 Jones Branch Drive, McLean, Virginia, 22102.

Election of Directors

Regarding the proposals in the Company’s proxy statement for the election of four incumbent directors (Paul W. Adelgren, David Gladstone, John H. Outland and Terry Earhart) to hold office until the 2016 Annual Meeting of Stockholders, ISS recommended a “FOR” vote for all directors to be elected by holders of common stock and Glass Lewis recommended a vote “FOR” all four directors.

[1]	Note that ISS does not make a recommendation on proposals that are solely voted by holders of preferred stock.

NAV Proposal

The Company’s proxy statement includes a proposal to authorize the Company, with the approval of its Board of Directors, to issue and sell shares of its common stock (during the next 12 months from the date of the Annual Meeting) at a price below its then-current NAV, subject to certain limitations set forth in the proxy statement (including, without limitation, that the number of shares issued and sold pursuant to such authority does not exceed 25% of the then outstanding common stock immediately prior to each such sale). Each of ISS and Glass Lewis recommended a vote “FOR” such proposal.

Important Information:

The Company reminds stockholders that their vote is important and urges all stockholders to take a moment to vote their shares. Stockholders with questions related to the Annual Meeting or the voting of their shares, or who need to request additional proxy materials, are strongly encouraged to contact the Company’s proxy solicitor, Georgeson Inc. at 1-800-790-6795, or the Company at 1-866-366-5745.

The Company also conducted an informational call with stockholders on June 26, 2013, regarding the aforementioned proposals. Stockholders who were unable to listen to the call may access the replay by calling (877) 344-7529 and using conference code 10029032. The webcast replay of the conference call will be available online through August 8, 2013, the date of the Annual Meeting, at www.gladstoneinvestment.com.

On June 21, 2013, the Company filed its Proxy Statement with the SEC on Schedule 14A in connection with the Annual Meeting. The Company’s stockholders are strongly advised to read the Proxy Statement carefully before making any voting or investment decision. The Company’s Proxy Statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at www.sec.gov or from the Company’s website at www.gladstoneinvestment.com.

Gladstone Investment Corporation is a publicly traded business development company that seeks to make debt and equity investments in small and mid-sized businesses in the United States in connection with acquisitions, changes in control and recapitalizations. Information on the business activities of all the Gladstone funds can be found at www.gladstonecompanies.com.

For Investor Relations inquiries related to any of the monthly dividend paying Gladstone funds, please visit www.gladstone.com.

Source: Gladstone Investment Corporation

For further information: Gladstone Investment Corporation, +1-703-287-5893